                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT
                               ------------------


       PURCHASE AGREEMENT, dated as of August 8, 1996 (this "Agreement"),
                                                             ---------
between Payroll Transfers, Inc., a Florida corporation (the "Company"),  and
                                                             -------
AccuStaff Incorporated, a Florida corporation (the "Purchaser, and together with
                                                    ---------
the Company, the "Parties").
                  -------

       WHEREAS, the Company proposes to sell to the Purchaser and the Purchaser wishes to acquire, for an aggregate purchase price of $10,438,402, (i) the Note (as defined below), and (ii) the Option (as defined below); and

       WHEREAS, the Parties wish to set forth their agreements with respect to such purchase and sale and certain other matters specified herein.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

        1.1 Definitions.  As used in this Agreement, and unless the context
            -----------
requires a different meaning, the following terms have the meanings indicated:

       "Affiliate" means, with respect to any person, any other person
        ---------
controlling, controlled by or under common control with such person.

       "Asserted Liability" has the meaning set forth in Section 6.3 of this
        ------------------
Agreement.

       "Business Day" means any day other than a Saturday, Sunday or other day
        ------------
on which commercial banks in the State of New York are authorized or required by law or executive order to close.

       "Buyout Notice" has the meaning set forth in Section 5.4 of this
        -------------
Agreement.

       "Claims Notice" has the meaning set forth in Section 6.3 of this
        -------------
Agreement.

       "Closing" has the meaning set forth in Section 2.2 of this Agreement.
        -------

       "Closing Date" means the date specified in Section 2.2 of this Agreement.
        ------------

       "Common Stock" means the Common Stock, par value $1.00 per share, of the
        ------------
Company.

       "Condition of the Company" means the assets, business, properties,
        ------------------------
operations or financial condition of the Company and its Subsidiaries, taken as a whole.

       "Contractual Obligations" means as to any Person, any provision of any
        -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

       "Governmental Authority" means the government of the United States, any
        ----------------------
state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "Indemnified Parties" has the meaning set forth in Section 5.6 of this
        -------------------
Agreement.

       "Indemnifying Party" has the meaning set forth in Section 6.3 of this
        ------------------
Agreement.

       "Indemnitee" has the meaning set forth in Section 6.3 of this Agreement.
        ----------

       "Last-Chance Notice" has the meaning set forth in Section 5.4 of this
        ------------------
Agreement.

       "Losses" has the meaning set forth in Section 6.1 of this Agreement.
        ------

       "Non-Participating Stockholder" has the meaning set forth in Section 5.4
        -----------------------------
of this Agreement.

       "Note" has the meaning set forth in Section 2.1 of this Agreement.
        ----

       "Notice Period" has the meaning set forth in Section 5.4 of this
        -------------
Agreement.

       "Offer Price" has the meaning set forth in Section 5.4 of this Agreement.
        -----------

       "Offered Securities" has the meaning set forth in Section 5.4 of this
        ------------------
Agreement.

       "Offeree Securities" has the meaning set forth in Section 5.4 of this
        ------------------
Agreement.

       "Offering Notice" has the meaning set forth in Section 5.4 of this
        ---------------
Agreement.

       "Option" has the meaning set forth in Section 2.1 of this Agreement.
        ------

       "Option Agreement" has the meaning set forth in Section 2.1 of this
        ----------------
Agreement.

       "Participating Stockholder" has the meaning set forth in Section 5.4 of
        -------------------------
this Agreement.

       "Permitted Transferee" shall mean (i) with respect to any Person, any
        --------------------
Affiliate of such Person and (ii) with regard to the owners of interests in the Stockholder only, any other such owner of the Stockholder on the date hereof.

       "Person" means any individual, firm, corporation, limited liability
        ------
company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

       "Purchase Price" has the meaning set forth in Section 2.1 of this
        --------------
Agreement.

       "Remaining Offered Securities" has the meaning set forth in Section 5.4
        ----------------------------
of this Agreement.

       "Requirements of Law" means as to any Person, any law, treaty, rule,
        -------------------
regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

       "Selling Stockholder" has the meaning set forth in Section 5.4 of this
        -------------------
Agreement.

       "Stockholder" has the meaning set forth in Section 5.4 of this Agreement.
        -----------

       "Subject Securities" has the meaning set forth in Section 5.4 of this
        ------------------
Agreement.

       "Subsidiaries" means Payroll Transfers Florida, Inc., Payroll Transfers
        ------------
International, Inc., Payroll Transfers Management, Inc., Payroll Benefits, Inc. and Payroll Transfers Interstate, Inc., each, a Florida corporation, and Payroll Transfers of Georgia, Inc., a Georgia corporation and Payroll Transfers, Inc., a California corporation.

       "Tag-Along Offer" has the meaning set forth in Section 5.4 of this
        ---------------
Agreement.

       "Third Party Purchaser" has the meaning set forth in Section 5.4 of this
        ---------------------
Agreement.

       "Transaction Documents" means collectively, this Agreement and the other
        ---------------------
documents prepared in connection with the transaction contemplated by this Agreement.

        1.2 Knowledge of the Company.  All references to the "knowledge of the
            ------------------------
Company" shall mean the actual knowledge of any senior officer of the Company or any materials in files in their personal custody.


                                   ARTICLE 2

                 PURCHASE AND SALE OF NOTE AND GRANT OF OPTION
                 ---------------------------------------------

       2.1  Purchase and Sale of Note and Grant of Option. Simultaneously with
            ---------------------------------------------
the execution and delivery of this Agreement, the Purchaser agrees to pay the Company, in cash, an aggregate amount equal to $10,438,402 (the "Purchase
                                                                 --------
Price") payable in accordance with Section 2.2, in consideration for which the Company agrees to issue to the Purchaser (i) a Subordinated Convertible Note, having the terms and conditions in the form of Exhibit A hereto (the "Note") and
                                                                      ----
(ii) a currently exercisable option to purchase an additional 176 shares of Common Stock for an aggregate exercise price of $18,728,909 (the "Option"),
                                                                  ------
pursuant to an option agreement in the form of Exhibit B hereto (the "Option
                                                                      ------
Agreement").
---------

        2.2 Closing. The closing of the sale and purchase of the Note and the
            -------
grant of the Option contemplated hereby (the "Closing") shall take place on the
                                              -------
date hereof at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 at 10:00 a.m. local time. At the Closing, (i) the Purchaser shall pay by wire transfer of immediately available funds in an aggregate amount equal to the Purchase Price to an account designated in writing by the Company, (ii) the Company shall deliver to the Purchaser the Note and shall deliver to the Purchaser the executed Option Agreement and (iii) the Company and the Purchaser shall execute and deliver the Strategic Relationship Agreement in the form of Exhibit C hereto and the Registration Rights Agreement in the form of Exhibit D hereto.


                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY
                        ------------------------------

       The Company represents and warrants to the Purchaser, as follows:

       3.1 Corporate Existence and Power.  The Company (a) is a corporation
           -----------------------------
duly organized, validly existing and in good standing under the laws of the State of Florida; (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership or the conduct of its business requires such qualification, except to the extent that the failure to do so or be so would not have a material adverse effect on the Condition of the Company. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

       3.2 Corporate Authorization; No Contravention.  The execution, delivery
           -----------------------------------------
and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Note (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Articles of Incorporation or Bylaws, or any amendment of either thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any lien or other encumbrance under, any Contractual Obligation of the Company, or any Requirement of Law applicable to the Company, except for such violation, conflict, breach, contravention or lien or other encumbrance which would not have a material adverse effect on the Condition of the Company.

       3.3 Binding Effect.  This Agreement and each of the other Transaction
           --------------
Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforce ment of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

        3.4 Capitalization.  After giving effect to the transactions
            --------------
contemplated hereby, the authorized capital stock of the Company consists of 7,500 shares of Common Stock, of which 1,273 shares are issued and outstanding and 316 shares are reserved for issuance upon conversion of the Note and exercise of the Option and 211 shares are reserved for issuance pursuant to incentive stock agreements with management and a consultant/former stockholder of the Company. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 3.4, to the knowledge of the Company, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of Common Stock and the Company is under no obligation (whether contingent or otherwise) to issue, call, repurchase, redeem or transfer any securities of the Company. The
Note issued to the Purchaser hereunder, and the shares of Common Stock, when issued upon conversion of the Note or exercise of the Option will be duly authorized, validly issued, fully paid and nonassessable.

        3.5 Authority to Execute and Perform Agreement; No Breach. The execution
            -----------------------------------------------------
and delivery by the Company of this Agreement and each Transaction Agreement to which the Company is or will be a party, the consummation of the transactions contemplated hereby and thereby will not (a) require the Company to obtain any consent, approval, authorization or action of any Governmental Authority or any other person; (b) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default under any contracts to which the Company and its Subsidiaries or any of their respective properties is or may be bound or subject; (c) violate any law or order of any Governmental Authority applicable to the Company and its Subsidiaries or any of their respective properties; (d) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of the Company and its Subsidiaries, except in the case of clauses (a), (b) and (c), as would not have a material adverse effect on the Condition of the Company.

        3.6 Certain Documents.  The Company has delivered to the Purchaser true
            -----------------
and correct copies of the (i) the Combined Balance Sheets of the Company and its Subsidiaries as of December 31, 1995 and 1994 and the related Combined Statements of Operations, Stockholders' Equity and Cash Flows for the years then ended, including the footnotes thereto, with the accompanying, unqualified report of KPMG Peat Marwick LLP, independent certified accountants, and (ii) the Company's Articles of Incorporation and By-laws, in each case amended to the date hereof.


                                   ARTICLE 4

                              REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASER
                          ---------------------------

        The Purchaser hereby represents and warrants to the Company as follows:

        4.1 Existence and Power.  The Purchaser is a corporation duly organized
            -------------------
and validly existing under the laws of the State of Florida and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

        4.2 Authorization; No Contravention.  The execution, delivery and
            -------------------------------
performance by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Note, (a) has been duly authorized by all necessary action, (b) does not contravene the terms of the Purchaser's organizational documents, or any amendment thereof, and (c) does not violate, conflict with or result in any breach or contravention of or the creation of any lien or other encumbrance under, any Contractual Obligation of the Purchaser, or any Requirement of Law applicable to the Purchaser.

        4.3  Governmental Authorization; Third Party Consents.  No approval,
             ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, is necessary or required in connection with the execution, deliv ery or performance (including, without limitation, the purchase of the Note) by the Purchaser of the Transaction Documents to which the Purchaser is a party or the transactions contemplated hereby.

        4.4 Binding Effect.  This Agreement and each of the other Transaction
            --------------
Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforce ment of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

        4.5 Purchase Entirely for Own Account.  The Note to be purchased by the
            ---------------------------------
Purchaser hereunder (and the shares of Common Stock issuable upon the exercise of the Note and the Option) will be acquired for investment for the Purchaser's own account, not as nominee or agent, and not with a view to or for sale in connection with any distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any Person, with respect to the Note and the Option.

        4.6 Restricted Securities.  The Purchaser understands that the Note and
            ---------------------
the shares of Common Stock issuable upon the exercise of the Note and the Option are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection the Purchaser represents that it is familiar with the Commission's Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        4.7 Financial Risk.  The Purchaser has the financial ability to bear the
            --------------
substantial economic risks of an investment in the Company for an indefinite period of time and can afford a complete loss of such investment. The Purchaser has such knowledge and experience in financial, investment and business matters to utilize the information made available to the Purchaser in connection with the transactions contemplated in this Agreement (the "Transactions"), to
                                                      ------------
evaluate the merits and risks associated with the Transactions and to make an informed investment decision with respect thereto.

        4.8 Legends.  To the extent applicable, the Note issued hereunder shall
            -------
be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, the Purchaser shall not transfer the securities without complying with the restrictions on transfer described in the legend endorsed thereon:

       "THIS NOTE HAS NOT BEEN REGISTERED UNDER APPLICABLE STATE OR FEDERAL SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED PURSUANT TO SUCH LAWS OR UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS
NOTE IS SUBORDINATED AS PROVIDED IN SECTION 6 HEREOF AND THE TRANSFER OF THIS

NOTE IS RESTRICTED BY THE PURCHASE AGREEMENT, DATED AUGUST 8, 1996, BETWEEN PAYROLL TRANSFERS, INC. AND ACCUSTAFF INCORPORATED, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER OF THIS NOTE."

       The Company shall not be required (i) to transfer on its books the Note, if such Note has been transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Note or to pay interest to any transferee to whom such Note shall have been so transferred.


                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS
                            ------------------------

        5.1 Use of Cash Proceeds.  The Company shall reinvest in its business
            --------------------
and operations or invest in short-term securities or other investments for (i) at least one year from the Closing Date, the Purchase Price and (ii) for at least one year from the date of exercise of the Option, the proceeds received upon exercise of the Option.

        5.2  Open Market Purchases.  The Company and/or its designees will
             ---------------------
purchase a number of shares of the Purchaser's common stock, par value $.01 per share, representing an aggregate of $3 million dollars in value, in the open market over a reasonable period of time (but in any event no later than 60 days following the Closing Date), subject to applicable securities laws and disclosure requirements. The Company and the Purchaser hereby agree that such shares will not be subject to any lock-up agreement or other agreement restricting transferability or sale.

        5.3 Board Positions.  The Company and the Purchaser hereby agree that
            ---------------
(i) at least one representative of one of the stockholders of the Company, designated in writing by the Company, shall be appointed by the Board of Directors of the Purchaser to serve as a director of the Purchaser, if the Purchaser so elects within 60 days of the Closing and (ii) that the Purchaser shall be entitled to designate, within 60 days of the Closing, one representative to the Company's Board of Directors (who shall be Derek E. Dewan, President and Chief Executive Officer of the Purchaser, as long as Mr. Dewan is employed by the Purchaser); provided, that such right shall terminate at the
                            --------
earliest to occur of (a) an initial public offering of the Company's Common Stock, (b) ten (10) years from the date hereof or (c) if at any time from and after July 29, 1997 the Purchaser does not own at least 15% of the outstanding Common Stock.

        5.4 Right of First Offer, Tag-Along Right and Bring-Along Right.
            -----------------------------------------------------------

            (a)  Right of First Offer.
                 --------------------

          (i) Offering Notice.  In the event that either PTI Investor Co.,
              ---------------
L.L.C. or any of the owners of such limited liability company (the "Stockholder") or the Purchaser (each a "Selling Stockholder") shall desire to
 -----------                             -------------------
sell the Note, in the case of the Purchaser, or any shares of Common Stock now owned or hereinafter acquired, including, without limitation, any shares of Common Stock received upon conversion of the Note or exercise of the Option (collectively, the "Subject Securities") to any Person other than a Permitted Transferee thereof (a "Third Party Purchaser"), then such Selling
                        ---------------------
Stockholder(s) shall first offer the other Selling Stockholders  (the "Offeree
                                                                       -------
Stockholders") the right to purchase such Subject Securities (the "Offered
------------                                                       -------
Securities") by sending written notice (the "Offering Notice") to the Company
----------                                   ---------------
and the Offeree Stockholders, which notice shall (A) state the number of Offered Securities, (B) state the proposed purchase price for such Offered Securities (the "Offer Price") and all other material terms and conditions of such sale and
      -----------
(C) if applicable, be accompanied by any written offer from the Third Party Purchaser; provided, however, that the Selling Stockholder(s) shall not be
           --------  -------
obligated to make such offer to the other Selling Stockholders if they elect to deliver a Buyout Notice (as defined below) pursuant to Section 5.4(c) hereof. Upon delivery of the Offering Notice, the offer made therein to the Offeree Stockholders shall be irrevocable unless and until the first offer rights provided for therein shall have been waived or shall have expired in accordance with this Agreement.

          (ii) Purchase Option.  Subject to Section 5.4(a)(iv), each Offeree
               ---------------
Stockholder shall have the right, but not the obligation, to purchase at the Offer Price (and otherwise upon the same terms and conditions as those set forth in the Offering Notice) its pro rata portion of the Offered Securities, in the proportion that the number of shares of Common Stock owned by such Offeree Stockholder bears to the total number of shares of Common Stock owned by all Offeree Stockholders. Such right of each Offeree Stockholder shall be exercisable by written notice to the Selling Stockholder(s) with copies to the Company given within 15 days after receipt of the Offering Notice (the "Notice
                                                                        ------
Period").  Failure by an Offeree Stockholder to respond within the Notice Period
------
shall be regarded as a rejection of the offer made pursuant to the Offering Notice. Each Offeree Stockholder that elects to purchase its full pro rata portion of the Offered Securities is referred to as a "Participating
                                                        -------------
Stockholder" and each Offeree Stockholder that does not elect to purchase its
-----------
full pro rata portion of the Offered Securities is referred to as a "Non-
                                                                     ---
Participating Stockholder."
-------------------------

          (iii) Purchase of Remaining Offered Securities. The Selling
                ----------------------------------------
Stockholder(s) shall, promptly after the end of the Notice Period, notify (the "Last-Chance Notice") all Participating Stockholders whether the Offered
 ------------------
Securities have been fully subscribed for, and, if not, the number of Offered Securities not subscribed for (the "Remaining Offered Securities"). Subject to
                                    ----------------------------
Section 5.4(a)(iv), each Participating Stockholder shall have the right to purchase all, but not less than all, of the Remaining Offered Securities. The right of each Participating Stockholder to purchase the Remaining Offered Securities shall be exercisable by written notice delivered to the Selling Stockholder, with a copy to the Company, given within ten days after receipt of the Last-Chance Notice. If more than one Participating Stockholder timely elects to exercise its right to purchase the Remaining Offered Securities, the right to purchase the Remaining Offered Securities shall (unless the Participating Stockholders shall otherwise agree) be allocated pro rata among those Participating Stockholders electing to purchase the Remaining Offered Securities, in a proportion that the number of shares of Common Stock owned by such Participating Stockholder bears to the total number of shares of Common Stock owned by all Participating Stockholders that elect to purchase the Remaining Offered Securities. A failure of any Participating Stockholder to exercise such right within such 10-day period shall be regarded as a waiver of its right to purchase the Remaining Offered Securities as provided herein.

          (iv) Failure to Purchase All Offered Securities.   Notwithstanding
               ------------------------------------------
anything in this Section 5.4 to the contrary, the right of the Offeree Stockholders to purchase the Offered Securities pursuant to this Section 5.4 shall be exercisable only if the Offeree Stockholders collectively agree to purchase all, but not less than all, of the Offered Securities.

          (v) Closing of the Sale to Participating Stockholders. The closing of
              -------------------------------------------------
the purchase of Offered Securities by the Offeree Stockholders herein shall be held at the principal office of the Company at 11:00 a.m., local time, on the 20th day after the giving of the Last-Chance Notice (or, if each of the Offeree Stockholders agrees to purchase its pro rata portion of the Offered Securities, then on the 30th day following the date of the Offering Notice), or at such other time and place as the parties to the transaction may agree. The sale of the Offered Securities to the Offeree Stockholders hereunder shall otherwise be on customary terms and conditions (but in any event in accordance with the terms of the Offering Notice).

          (vi) Sale to Third Party Purchaser.   Unless the Offeree Stockholders
               -----------------------------
elect to purchase all of the Offered Securities pursuant to Section 5.4(a)(ii) and Section 5.4(a)(iii), the Selling Stockholder(s) may, subject to Sections 5.4(b) hereof, sell all but not less than all, of the Offered Securities at a price per share equal to the Offer Price and otherwise on terms and conditions that, in the good-faith determination of the Selling Stockholder(s), are in the aggregate not materially more or less favorable to the Third Party Purchaser than the terms and conditions set forth in the Offering Notice and the written offer, if any, delivered therewith pursuant to Section 5.4(a)(i) (after giving effect to customary negotiations between the Selling Stockholders and the Third Party Purchaser). Any such sale shall be bona fide and made within 90 days of the date of the Last-Chance Notice (or, if each of the Offeree Stockholders agrees to purchase its pro rata portion of the Offered Securities, then within 90 days of the Offering Notice). In the event that such sale is not consummated within such 90-day period for any reason, then the restrictions pro vided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder(s) without again offering the same to the Offeree Stockholders in accordance with this Section 5.4(a).

          (b) Tag-Along Right.  In the event that the sale by one or more
              ---------------
Selling Stockholders of Offered Securities pursuant to Section 5.4(a) hereof (other than sales to Permitted Transferees) would, when aggregated with all prior sales pursuant to Section 5.4(a) by such Selling Stockholder(s) and their Affiliates, result in the sale of 20% or more of the Subject Securities held by such Selling Stockholder(s) on the date hereof (for purposes of this determination, all Subject Securities sold or transferred pursuant to this
Section 5.4 shall be deemed to be held by the stockholder who holds such Subject Securities on the date hereof), then such Selling Stockholder(s) shall, unless such sale is subject to a Bring-Along Notice pursuant to Section 5.4(c) hereof, include an offer (a "Tag-Along Offer") to each Offeree Stockholder to
                     ---------------
participate pro rata in such sale by including a portion of such Offeree Stockholder's shares of Common Stock (the exact number of which shall be determined based on multiplying the number of Offered Securities by a fraction,
(i) the numerator of which is the total number of shares of Common Stock (assuming conversion of the Note) then owned by such Offeree Stockholder and
(ii) the denominator of which is the total number of shares of Common Stock (assuming conversion of the Note) owned by all Offeree Stockholders plus the number of shares owned by other stockholders having tag-along rights with respect to such sale) in the sale, at the Offer Price and otherwise upon the same terms and conditions of such sale. Upon delivery of the Tag-Along Offer pursuant to this Section 5.4(b), the offer made therein to the Offeree Stockholders shall be irrevocable unless and until the rights provided for therein shall have been waived or shall have expired in accordance with this Agreement. The right of each Offeree Stockholder to purchase its pro rata portion of the Offered Securities under this Section 5.4(b) shall be exercisable by delivering written notice thereof, prior to the expiration of the Notice Period, to the Selling Stockholder(s), with a copy to the Company. The failure of such Offeree Stockholder to respond within the Notice Period shall be regarded as a rejection of the offer to participate in such sale as contemplated by the Tag-Along Offer and shall be deemed to be a waiver of its rights under
Section 5.4(b). To the extent that such Offeree Stockholder exercises its right to sell shares of Common Stock pursuant to this Section 5.4(b), the number of shares of Common Stock proposed to be sold to the Third Party Purchaser by the Selling Stockholder shall be reduced proportionately.

          (c) Bring-Along Right.  In the event that the Stockholder (or any
              -----------------
owner of the Stockholder) receives a bona fide offer from a Third-Party Purchaser to purchase (including a purchase by merger) at least 51% of the number of outstanding shares of Common Stock, the Stockholder may send written notice to the Purchaser notifying it that it will be required to sell all (but not less than all) of the Subject Securities in such sale (the "Buyout Notice").
                                                                -------------
Upon receipt of a Buyout Notice, the Purchaser shall be obligated to (i) sell all of the Subject Securities in the transaction (including a sale or merger) contemplated by the Buyout Notice on the same terms and conditions as the Stockholders (including payment of its pro rata share of all costs associated with such transaction) and (ii) otherwise take all necessary action to cause the consummation of such transaction, including voting the Subject Securities in favor of such transaction and not exercising any appraisal rights in connection therewith. The Purchaser further agrees to (A) take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Stockholders and (B) appoint the Stockholders as its attorney-in-fact to do the same on its behalf. In the event a contract with respect to the transaction contemplated by the Buyout Notice has not been entered into within 90 days of the receipt of the Buyout Notice, the obligations of the Purchaser hereunder shall terminate.

          (d) General.  The provisions of this Section 5.4 shall terminate upon
              -------
the earlier to occur of (i) the closing of the initial public offering of the Common Stock or (ii) August 8, 2004.

        5.5 Certain Indemnification Rights.  The Stockholder agrees that to the
            ------------------------------
extent the Stockholder recovers any amounts (other than its attorneys fees and expenses incurred in pursuing any claim) from any of the Sellers, as defined in and pursuant to that certain Stock Purchase Agreement dated as of May 23, 1996 (the "Stock Purchase Agreement"), by and among the Stockholder, Melvin
      ------------------------
Klinghoffer and other persons listed on Schedule 1.1 thereto, whether by way of indemnification pursuant to Section 8.1 thereof or otherwise, the Stockholder shall contribute such amounts (net of any taxes payable on such amounts) to the Company as a capital contribution.

        5.6 Directors' and Officers' Indemnification and Insurance.  When and
            ------------------------------------------------------
for so long as the Purchaser has a right to designate a member of the Company's Board of Directors pursuant to Section 5.3 hereof (but in any event within 90 days of the date hereof), the Company shall acquire and maintain directors' and officers' liability insurance for the Purchaser's representative in the same form and with the same terms and conditions as such insurance is maintained for those members of the Board of Directors designated by the Stockholder. The Company's Articles of Incorporation and By-laws shall indemnify and hold harmless all directors of the Company (the "Indemnified Parties") against any
                                            -------------------
costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the date hereof, whether asserted or claimed prior to, at or after the date hereof (and the Company shall advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). In addition, the Purchaser's representative shall be treated in all respects in the same manner as the other members of the Company's Board of Directors including but not limited to, with respect to indemnification of directors, availability of information, directors' compensation and reimbursement of expenses.

        5.7 Hart-Scott-Rodino Filing.  As soon as practicable following notice
            ------------------------
from the Purchaser, the Company shall make all necessary filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder in connection with the transactions contemplated hereby.

        5.8 Articles and By-laws  The Company agrees to cause the amendment of
            --------------------
its Articles of Incorporation and By-laws as promptly as practicable after the date hereof (but in any event within 10 days) to, among other things, delete Sections 7 and 9 of the Articles of Association and Article XVIII of the By-laws, to add customary indemnification provisions for officers and directors and to otherwise provide for the transactions contemplated hereby.


                                   ARTICLE 6

                                INDEMNIFICATION
                                ---------------

        6.1   Obligation of the Company to Indemnify.  Subject to the
              --------------------------------------
limitations contained in Section 6.4, the Company agrees to indemnify, defend and hold harmless the Purchaser (and its directors, officers, employees, affiliates, successors and assigns) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts and consultants) ("Losses") incurred by the
                                                       ------
indemnified party in any action or proceeding between the indemnifying party and the indemnified party or between the indemnified party and any third party, or otherwise based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

        6.2 Obligation of the Purchaser to Indemnify.  Subject to the
            ----------------------------------------
limitations contained in Section 6.4, the Purchaser agrees to indemnify, defend and hold harmless the Company from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or in any Documents delivered by the Purchaser pursuant to this Agreement.

        6.3 Notice and Opportunity to Defend.
            --------------------------------

          (a) Notice of Asserted Liability.  The party making a claim under this
              ----------------------------
Article 6 is referred to as the "Indemnitee," and the party against whom such
                                 ----------
claims are asserted under this Article 6 is referred to as the "Indemnifying
                                                                ------------
Party."  All claims by any Indemnitee under this Article 6 shall be asserted and
-----
resolved as follows: Promptly after receipt by the Indemnitee of notice of any Claim or circumstances which, with the lapse of time, would or might give rise to a Claim or the commencement (or threatened commencement) of a Claim including any action, proceeding or investigation (an "Asserted Liability") that may
                                             ------------------
result in a Loss, the Indemnitee shall give written notice thereof (the "Claims
                                                                         ------
Notice") to the Indemnifying Party. The Claims Notice shall describe the
------
Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) Opportunity to Defend.  Except with respect to actions or
              ---------------------
proceedings between the Indemnifying Party and the Indemnitee, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

        6.4 Limitations on Indemnification. Neither the Company nor the
            ------------------------------
Purchaser shall be obligated to pay any amounts for indemnification under this
Article 6 in excess of the Purchase Price.


                                   ARTICLE 7

                                 MISCELLANEOUS
                                 -------------

        7.1   Survival of Representations and Warranties.  All of the
              ------------------------------------------
representations and warranties made herein shall, for a period of one year following the Closing Date, survive the execution and delivery of this Agreement, acceptance of the Note or termination of this Agreement.

        7.2   Notices.  All notices, demands and other communications provided
              -------
for, required or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service, overnight mail, in each case postage prepaid, personal delivery or facsimile transmission:

            if to the Company, to:

                 Payroll Transfers, Inc.
                 3710 Corporex Drive
                 Suite 300
                 Tampa, Florida  33619
                 Telephone:  (813) 664-0404
                 Telecopy:  (813) 621-6816
                 Attention:  President

            with a copy to:

                 Paul, Weiss, Rifkind, Wharton & Garrison
                 1285 Avenue of the Americas
                 New York, New York 10019-6064
                 Telephone:  (212) 373-3000
                 Telecopy:  (212) 757-3990
                 Attention:  Matthew Nimetz, Esq.

            if to the Purchaser:

                 AccuStaff Incorporated
                 6440 Atlantic Boulevard
                 Jacksonville, Florida  32211
                 Telephone:  (904) 725-5374
                 Telecopy:  (904) 725-8513
                 Attention:  Derek Dewan, President

            with a copy to:

                 Alston & Bird
                 One Atlantic Center
                 1201 West Peachtree Street
                 Atlanta, Georgia  30309-3424
                 Telephone:  (404) 881-7000
                 Telecopy:  (404) 881-7777
                 Attention:  Timothy Mann, Esq.

            if to PTI Investor Co. LLC or to its owners to:

                 c/o Oak Hill Partners, Inc.
                 Park Avenue Tower
                 65 East 55th Street, 32nd Floor
                 New York, New York 10022
                 Telephone: (212) 326-1500
                 Telecopy:  (212) 838-8411
                 Attention:  John R. Monsky, Esq.

       All such notices and communications shall be deemed to have been duly received when delivered by hand, if personally delivered; when delivered by facsimile, if receipt is confirmed by telephone the same day; when delivered by courier or overnight mail, if delivered by a commercial courier service or overnight mail; and 5 Business Days after being deposited in the mail, if mailed; provided, that in all cases, confirmation by telephone or facsimile of
        --------
receipt thereof has been obtained.

        7.3   Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and permitted assigns of the parties hereto. Except in connection with all or substantially all of its assets, the Company may not assign any of its rights under this Agreement; provided,
                                                               --------
however, that subject to applicable securities laws, the Company, upon prior
-------
written consent of the Purchaser may assign any of its rights under this Agreement to any of its Stockholders or Affiliates. The Purchaser may not assign any of its rights under this Agreement, except to a successor-in-interest to the Purchaser or an Affiliate, without the prior written consent of the Company.

        7.4   Amendment and Waiver.
              --------------------

          (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Purchaser.

        7.5   Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        7.6   Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

        7.7   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        7.8   Severability.  If any one or more of the provisions contained
              ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        7.9   Entire Agreement.  This Agreement, together with the exhibits and
              ----------------
schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

       7.10   Publicity.  Except as otherwise required by applicable law or the
              ---------
rules or regulations of any national exchange on which the securities of a party or any Affiliate of such party are listed or traded, neither party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party and in any event each party agrees that it will give the other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same.

        7.11     Further Assurances.  Each of the parties shall execute such
                 ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                                       PAYROLL TRANSFERS, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       ACCUSTAFF INCORPORATED


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Accepted and Agreed for purposes
of Sections 5.4 and Section 5.5 only:


PTI Investor Co. LLC


By:
   ----------------------------------
   Name:
   Title: